Exhibit 99.1

OpenText Appoints Chadwick Westlake Chief Financial Officer
Reinforces Top Priorities

WATERLOO, Ontario – February 26, 2025 – OpenText™ (NASDAQ: OTEX), (TSX: OTEX), today announced Chadwick Westlake as Executive Vice President, Chief Financial Officer, effective March 5, 2025, to succeed Madhu Ranganathan. This appointment underscores the Company’s commitment to excellence and reinforces our top priorities on total revenue growth, increasing competitive advantage, margin and free cash flow expansion, and upper quartile capital returns.

Mr. Westlake is a highly experienced finance and transformation executive, previously serving as the Chief Financial Officer of EQB Inc., a leading digital financial services company. In his role, Mr. Westlake led corporate strategy and development, and overall financial management including investor relations, treasury, capital markets, core finance functions and strategic process improvement. Previously, Mr. Westlake held various positions at Scotiabank over more than 18 years, including in his last role as Executive Vice President of Enterprise Productivity & Canadian Banking Finance where he led a significant global cost transformation and productivity improvement program.

“Chadwick is an outstanding executive, a proven winner and I look forward to working with him,” said Mark J. Barrenechea, OpenText CEO & CTO. “Chadwick's experience of driving profitable growth, strategic operations and shareholder value creation, are just the skills we need to drive our next phase of growth and scale. He will be based out of Richmond Hill, Ontario, Canada, and I look forward to his amazing contributions.”

“This is a very exciting and defining time to join OpenText, as the company continues to make solid progress against its long-term strategy,” said Mr. Westlake. “OpenText has a clear and differentiated global operating model, and a winning focus on exceptional customer experiences. I look forward to building on this demonstrated strength to drive efficiencies across the business to put us in a position to deliver a strong Fiscal 2026 and beyond with a renewed focus on the significant opportunity to increase total shareholder returns and long-term value creation for all stakeholders.”

Barrenechea further added, “I would like to take this opportunity to thank Madhu for her seven years of incredible service to OpenText and the continuing transition support alongside our amazing senior Finance Team members. I wish Madhu all the best in her future endeavours.”

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText's assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, Twitter account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

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About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at www.opentext.com.